                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT



                                      among


                          HEALTHCARE RECOVERIES, INC.,


                      MEDCAP MEDICAL COST MANAGEMENT, INC.,

                                       and

                                 MARCIA DEUTSCH.






                             As of December 4, 1998

                                TABLE OF CONTENTS


ARTICLE 1.

         ASSET PURCHASE AND SALE.......................................................................2
                  Section 1.1.      Agreement to Sell..................................................2
                  Section 1.2.      Included Assets....................................................2
                  Section 1.3.      Excluded Assets....................................................3
                  Section 1.4.      Agreement to Purchase..............................................3
                  Section 1.5.      The Purchase Price.................................................3
                  Section 1.6.      Preliminary Closing Payment; Net Working Capital
                                    Adjustment; Initial Installment Payment; Final
                                    Installment Payment................................................4
                  Section 1.7.      Valuation For Tax Reporting Purposes...............................7
                  Section 1.8.      Assumption of Assumed Obligations..................................7
                  Section 1.9.      Excluded Liabilities...............................................8
                  Section 1.10.     Prorations.........................................................9

ARTICLE 2.

         CLOSING; ITEMS TO BE DELIVERED; FURTHER ASSURANCES............................................9
                  Section 2.1.      Closing............................................................9
                  Section 2.2.      Items to be Delivered at Closing..................................10
                  Section 2.3.      Further Assurances................................................11

ARTICLE 3.

         REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER.....................................11
                  Section 3.1.      Organization......................................................11
                  Section 3.2.      Authorization.....................................................11
                  Section 3.3.      No Interest in Other Entities.....................................12
                  Section 3.4.      Absence of Restrictions and Conflicts.............................12
                  Section 3.5.      Ownership of Assets and Related Matters...........................12
                  Section 3.6.      Financial Statements..............................................14
                  Section 3.7.      No Undisclosed Liabilities........................................14
                  Section 3.8.      Absence of Certain Changes........................................14
                  Section 3.9.      Legal Proceedings.................................................15
                  Section 3.10.     Compliance with Law...............................................15
                  Section 3.11.     Audit and Business Practices......................................16
                  Section 3.12.     Seller Material Contracts.........................................16
                  Section 3.13.     Seller Client Contracts...........................................17
                  Section 3.14.     Tax Returns; Taxes................................................17

                  Section 3.15.     Officers, Directors and Employees.................................18
                  Section 3.16.     Employee Benefit Plans............................................18
                  Section 3.17.     Labor Relations...................................................19
                  Section 3.18.     Insurance.........................................................20
                  Section 3.19.     Environmental Matters.............................................20
                  Section 3.20.     Patents, Trademarks, Trade Names..................................20
                  Section 3.21.     Seller Computer Software and Hardware.............................21
                  Section 3.22.     Transactions with Affiliates......................................22
                  Section 3.23.     Accounts Receivable...............................................23
                  Section 3.24.     Brokers, Finders and Investment Bankers...........................23
                  Section 3.25.     Disclosure........................................................23

ARTICLE 4.

         REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................23
                  Section 4.1.      Organization......................................................23
                  Section 4.2.      Authorization.....................................................23
                  Section 4.3.      Absence of Restrictions and Conflicts.............................24
                  Section 4.4.      Brokers, Finders and Investment Bankers...........................24
                  Section 4.5.      Disclosure........................................................24
                  Section 4.6.      Business Operations...............................................24


ARTICLE 5.


         CERTAIN COVENANTS AND AGREEMENTS.............................................................25
                  Section 5.1.      Conduct of Business by Seller.....................................25
                  Section 5.2.      Inspection and Access to Information..............................26
                  Section 5.3.      No Solicitation; Acquisition Proposals............................27
                  Section 5.4.      Best Efforts; Further Assurances; Cooperation.....................27
                  Section 5.5.      Public Announcements..............................................28
                  Section 5.6.      Financial Statements..............................................28
                  Section 5.7.      Supplements to Disclosure Letters.................................28
                  Section 5.8.      Liability for Benefits/Withdrawal from Plans......................29
                  Section 5.9.      Employment Matters................................................30
                  Section 5.10.     Noncompetition and Nonsolicitation Agreements.....................31
                  Section 5.11.     Shareholder Employment Agreement..................................31
                  Section 5.12.     Books and Records.................................................31

ARTICLE 6.

         CONDITIONS...................................................................................32
                  Section 6.1.      Conditions to Each Party's Obligations............................32
                  Section 6.2.      Conditions to Obligations of Purchaser............................32
                  Section 6.3.      Conditions to Obligations of Seller...............................33


ARTICLE 7.

         TERMINATION..................................................................................34
                  Section 7.1.      Termination and Abandonment.......................................34
                  Section 7.2.      Specific Performance and Other Remedies...........................34
                  Section 7.3.      Effect of Termination.............................................34

ARTICLE 8.

         INDEMNIFICATION..............................................................................35
                  Section 8.1.      Indemnification Obligations of the Shareholder and Seller.........35
                  Section 8.2.      Indemnification Obligations of Purchaser..........................36
                  Section 8.3.      Indemnification Procedure.........................................36
                  Section 8.4.      Claims Period.....................................................38
                  Section 8.5.      Liability Limits..................................................39
                  Section 8.6.      Jurisdiction, Forum and Arbitration...............................40
                  Section 8.7.      Compliance with Bulk Sales Laws...................................43
                  Section 8.8.      Sole Remedy; Waiver...............................................43


ARTICLE 9.

         MISCELLANEOUS PROVISIONS.....................................................................43
                  Section 9.1.      Notices...........................................................43
                  Section 9.2.      Disclosure Letters and Exhibits...................................45
                  Section 9.3.      Time of the Essence; Computation of Time..........................45
                  Section 9.4.      Assignment; Successors in Interest................................45
                  Section 9.5.      Investigations; Representations and Warranties....................45
                  Section 9.6.      Number; Gender....................................................45
                  Section 9.7.      Captions..........................................................45
                  Section 9.8.      Seller's Executives; Knowledge....................................46
                  Section 9.9.      Controlling Law; Integration; Amendment...........................46
                  Section 9.10.     Severability......................................................46
                  Section 9.11.     Counterparts......................................................46

                  Section 9.12.     Enforcement of Certain Rights.....................................46
                  Section 9.13.     Waiver............................................................47
                  Section 9.14.     Fees and Expenses.................................................47

                                  DEFINED TERMS

TERM                                                                     SECTION
----                                                                     -------
Acquisition Proposal.................................................    5.3
Agreement............................................................    Page 1
Assets...............................................................    1.1
Assumed Obligations..................................................    1.8
Business.............................................................    Page 1
California Corporations Code.........................................    3.2
Change in Control....................................................    5.4(f)
Claims Period........................................................    8.4
Clients..............................................................    3.13
Closing..............................................................    2.1
Closing Date.........................................................    2.1
Code.................................................................    1.7
Direct Cost of Providing Services....................................    1.6(i)
DRG..................................................................    Page 1
Employee Benefit Plans...............................................    3.16(a)
Employees ...........................................................    5.9(a)
Employment Agreements................................................    5.9(b)
ERISA................................................................    3.16(a)
Excluded Assets......................................................    1.3
Excluded Liabilities.................................................    1.9
Final Claim..........................................................    8.3
Final Closing Date Balance Sheet.....................................    1.6(f)
Final Gross Profits Amount...........................................    1.6(h)
Final Installment Date...............................................    1.6(i)
Final Installment Payment............................................    1.6(i)
Final Working Capital Amount.........................................    1.6(i)
GAAP.................................................................    1.6(e)
Gross Profits of the Business .......................................    1.6(i)
HSR Act..............................................................    3.4
Indemnified Party....................................................    8.3(a)
Indemnifying Party...................................................    8.3(a)
Independent Accountants..............................................    1.6(f)
Initial Gross Profits Amount.........................................    1.6(g)
Initial Installment Date.............................................    1.6(i)
Initial Installment Payment..........................................    1.6(i)
Interest.............................................................    8.3(e)
Key Employees of the Business .......................................    5.9(b)
Known to the Seller's Executives.....................................    9.8
Material Licenses....................................................    3.10

NASDAQ/NMS...........................................................    4.3
Negative Working Capital Balance.....................................    1.6(i)
NLRB.................................................................    3.17
OFCCP................................................................    3.17(a)
OSHA.................................................................    3.17(a)
Positive Working Capital Balance.....................................    1.6(i)
Preliminary Closing Date Balance Sheet...............................    1.6(e)
Preliminary Closing Payment..........................................    1.6(a)
Preliminary Working Capital Amount...................................    1.6(i)
Premises.............................................................    3.19
Purchase Price.......................................................    1.5
Purchaser............................................................    Page 1
Purchaser Ancillary Documents........................................    8.2(b)
Purchaser Disclosure Letter..........................................    Page 24
Purchaser Indemnified Parties........................................    8.1
Purchaser Losses.....................................................    8.1
Real Property Leases.................................................    3.5(a)
Real Property........................................................    3.5(a)
Remaining Seller Employees ..........................................    5.9(a)
Rules for Arbitration................................................    8.6(d)
Scheduled Leases.....................................................    3.5(b)
Seller...............................................................    Page 1
Seller Ancillary Documents...........................................    8.1(c)
Seller Basket Amount.................................................    8.5(a)
Seller Business Practices............................................    3.11
Seller Client Contracts..............................................    3.13
Seller Hardware......................................................    3.21(g)
Seller Indemnified Parties...........................................    8.2
Seller License Agreements............................................    3.21(b)
Seller Licensed Software ............................................    3.21(a)
Seller Losses........................................................    8.2
Seller Material Contracts............................................    3.12
Seller Proprietary Software..........................................    3.21(a)
Seller Software .....................................................    3.21(a)
Seller Disclosure Letter.............................................    Page 11
Seller's Cap Amount..................................................    8.5(b)
Seller's Executives..................................................    9.8
Seller's Financial Statements........................................    3.6
Service Revenues Earned..............................................    1.6(i)
Shareholder..........................................................    Page 1
The best knowledge of the Seller's Executives........................    9.8
WARN Act.............................................................    3.17(b)
Working Capital Settlement Date......................................    1.6(i)

Year 2000 Correspondence.............................................    3.21(h)
Year One ............................................................    8.3(e)
Year Two.............................................................    8.3(e)

                                    EXHIBITS

EXHIBIT                                                                     NUMBER
-------                                                                     ------
Excluded Assets.........................................................     1.3

Form of Employment Agreement............................................     5.9(b)

Form of Opinion of Sanders, Barnet, Goldman, Simons & Mosk, A PC .......     6.2(c)

Form of Opinion of King & Spalding......................................     6.3(c)

Liabilities Undertaking ................................................     2.2(b)

Noncompetition and Nonsolicitation Agreement............................     5.10

Seller Client Contracts.................................................     6.2(i)

Shareholder Employment Agreement........................................     5.11

Valuation for Tax Reporting Purposes....................................     1.7

                            ASSET PURCHASE AGREEMENT



         THIS AGREEMENT, dated as of December 4, 1998 (the "Agreement"), by and among, HEALTHCARE RECOVERIES, INC., a Delaware corporation ("Purchaser"), MEDCAP MEDICAL COST MANAGEMENT, INC., a California corporation ("Seller"), and MARCIA DEUTSCH, a resident of the State of California and the sole shareholder of Seller (the "Shareholder").



                              W I T N E S S E T H:


         WHEREAS, Marcia Deutsch owns all of the outstanding capital stock of Seller;


         WHEREAS, Seller operates a business which provides cost management services to third party payors and others within the health care industry, including, but not limited to, hospital bill audit, diagnosis-related group ("DRG") audit, credit balance recovery, cost management and other consulting services (collectively, the "Business");


         WHEREAS, Purchaser is engaged in the business of, among other things, subrogation and related recovery services for healthcare payors; and


         WHEREAS, the Shareholder, Seller and Purchaser desire to enter into this Agreement pursuant to which Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller substantially all of the assets and properties of the Business, Purchaser agrees to assume certain of the liabilities of the Business and the Shareholder desires to provide certain representations, warranties, covenants and agreements relating thereto, all in accordance with the terms and conditions of this Agreement.


         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                             ASSET PURCHASE AND SALE

         Section 1.1. Agreement to Sell. At the Closing (as hereinafter defined) and except as otherwise specifically provided in this Article 1, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Purchaser contained herein, all right, title and interest of Seller in and to (a) the Business as a going concern and (b) all of the assets, properties and rights of Seller constituting the Business or used therein, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated (which Business, assets, properties and rights are hereinafter collectively referred to as the "Assets"), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever except Assumed Obligations (as hereinafter defined).

         Section 1.2. Included Assets. Except as otherwise expressly set forth in Section 1.3 hereof, the Assets shall include without limitation the following assets, properties and rights of Seller used in the conduct of, or generated by, or constituting a part of, the Business:

                  (a) All rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, order, permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

                  (b) All machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods and other tangible personal property;

                  (c) All technologies, methods, formulations, databases, trade secrets, know-how, inventions and other intellectual property and intangible personal property;

                  (d) All computer software (including documentation and related object and source codes) developed or under development;

                  (e) All prepaid items, unbilled costs and fees, accounts, notes and other receivables;

                  (f) All cash or cash equivalents in transit, in hand or in bank accounts relating to Clients (as hereinafter defined), trust or petty cash accounts maintained by Seller in connection with the Business;

                  (g) All supplies and inventories and office and other supplies;

                  (h) All rights under any patent, trademark, service mark, trade name or copyright, whether registered or unregistered, and any applications therefor;

                  (i) All rights or choses in action arising out of occurrences before or after the Closing, including without limitation, all rights to recovery claims and to claims pending completion of audit, and all rights under express or implied warranties relating to the Assets;

                  (j) All assets and properties reflected on the Final Closing Date Balance Sheet (as hereinafter defined); and

                  (k) All information, files, records, data, plans, contracts and recorded knowledge, including Client and vendor lists, related to the foregoing.

         Section 1.3. Excluded Assets. Notwithstanding anything to the contrary set forth herein, the Assets shall not include any of the following (hereinafter collectively referred to as "Excluded Assets"):

                  (a) The corporate seal, certificate of incorporation, minute book, stock book, tax returns, tax records or other constituent records relating to Seller; or

                  (b) The rights which accrue to Seller and the Shareholder under this Agreement; or

                  (c) Tax refunds for periods prior to the Closing Date, except to the extent any such tax refund is reflected on the Final Closing Date Balance Sheet.

         Section 1.4. Agreement to Purchase. At the Closing, Purchaser shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller and Shareholder contained herein, in exchange for the Purchase Price (as hereinafter defined) and the assumption by Purchaser of the Assumed Obligations (as hereinafter defined) as provided in Section 1.8 hereof.

         Section 1.5. The Purchase Price. The purchase price for the Assets shall be an amount equal to (i) Ten Million Dollars ($10,000,000.00), plus (ii) the Initial Installment Payment (as hereinafter defined), plus (iii) the Final Installment Payment (as hereinafter defined) (collectively, the "Purchase Price"); provided, however, that the amount of the Purchase Price shall be subject to adjustment pursuant to Section 1.6 hereof based upon the Final Closing Date Balance Sheet (as hereinafter defined).

         Section 1.6. Preliminary Closing Payment; Net Working Capital Adjustment; Initial Installment Payment; Final Installment Payment.

                  (a) On the Closing Date, Purchaser shall deliver to the Seller an amount equal to the sum of: (i) Ten Million Dollars ($10,000,000); and (ii) the Preliminary Working Capital Amount (as hereinafter defined); which sum shall be hereinafter referred to as the "Preliminary Closing Payment."

                  (b) On the Working Capital Settlement Date (as hereinafter defined), Purchaser shall deliver to Seller an amount equal to any Positive Working Capital Balance (as hereinafter defined) or Seller shall deliver to Purchaser an amount equal to any Negative Working Capital Balance (as hereinafter defined), as the case may be.

                  (c) On the Initial Installment Date (as hereinafter defined), Purchaser shall deliver to Seller an amount equal to the Initial Installment Payment, if any.

                  (d) On the Final Installment Date (as hereinafter defined), Purchaser shall deliver to Seller an amount equal to the Final Installment Payment, if any.

                  (e) On or prior to the Closing Date, Seller shall prepare and deliver to Purchaser a balance sheet of the Business as of the Closing Date (or as close thereto as is reasonably practicable), which balance sheet shall be prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied (the "Preliminary Closing Date Balance Sheet"), together with a certificate executed by Shareholder attesting that the Preliminary Closing Date Balance Sheet has been prepared in accordance with the requirements of this Section 1.6(e).

                  (f) On the Closing Date, Purchaser and Seller shall instruct the Independent Accountants (as hereinafter defined) to audit the Preliminary Closing Date Balance Sheet and deliver to Purchaser and Seller not later than forty-five (45) days following the Closing Date a preliminary draft of such audited balance sheet of the Business as of the Closing Date, which preliminary draft shall be prepared in accordance with GAAP consistently applied. Purchaser and Seller shall have fifteen (15) days following receipt of such preliminary draft of the audited balance sheet of the Business to provide the Independent Accountants with any comments, input and supporting documentation they may consider relevant with respect to the preparation of such preliminary draft of the audited balance sheet of the Business. In order to facilitate such review, Purchaser and Seller shall have access to all work papers and calculations the Independent Accountants used in preparing the preliminary draft of the audited balance sheet of the Business. The Independent Accountants thereafter shall finalize such preliminary draft of the audited balance sheet of the Business no later than sixty five (65) days from the Closing Date and shall deliver the same to Purchaser and Seller (the "Final Closing Date Balance Sheet"). Purchaser and Seller agree to reasonably cooperate with the Independent Accountants and each other to facilitate the preparation of the Final Closing Date Balance Sheet. As used herein, the term "Independent Accountants" shall mean the Louisville, Kentucky office of PricewaterhouseCoopers, LLP or such other nationally recognized accounting firm as Purchaser and Seller shall mutually agree to designate as such for purposes of this
         Section 1.6.

                  (g) On or prior to February 15, 2000, Purchaser and Seller shall instruct the Independent Accountants in writing to calculate the Gross Profits of the Business (as hereinafter defined) for the twelve (12) month period ending December 31, 1999, which calculation shall be made in accordance with GAAP. No later than forty-five (45) days following the Independent Accountants receipt of such written instructions, the Independent Accountants shall deliver to Purchaser and Seller a preliminary calculation of the Gross Profits of the Business for the relevant period, together with the underlying work papers and records utilized to calculate such amount. Purchaser and Seller shall have fifteen (15) days from receipt of such preliminary Gross Profits of the Business calculation to provide the Independent Accountants with any comments, input and supporting documentation they consider relevant with respect to the calculation of the Gross Profits of the Business for such period of time. In order to facilitate such review, Purchaser and Seller shall have access to all work papers and calculations the Independent Accountants used in preparing such preliminary calculation of the Gross Profits of the Business. The Independent Accountants thereafter shall finalize such Gross Profits of the Business calculation no later than fifteen (15) days after the termination of the fifteen (15) day review period noted in the immediately preceding sentence and shall deliver a certificate to Purchaser and Seller confirming the amount of such Gross Profits of the Business as calculated by the Independent Accountants pursuant to this
         Section 1.6(g) (the "Initial Gross Profits Amount").

                  (h) On or prior to February 15, 2001, Purchaser and Seller shall instruct the Independent Accountants in writing to calculate the Gross Profits of the Business for the twelve (12) month period ending December 31, 2000, which calculation shall be made in accordance with GAAP. No later than forty-five (45) days following the Independent Accountants receipt of such written instructions, the Independent Accountants shall deliver to Purchaser and Seller a preliminary calculation of the Gross Profits of the Business for the relevant period, together with the underlying work papers and records utilized to calculate such amount. Purchaser and Seller shall have fifteen (15) days from receipt of such preliminary Gross Profits of the Business calculation to provide the Independent Accountants with any comments, input and supporting documentation they consider relevant with respect to the calculation of the Gross Profits of the Business for such period of time. In order to facilitate such review, Purchaser and Seller shall have access to all work papers and calculations the Independent Accountants used in preparing such preliminary calculation of the Gross Profits of the Business. The Independent Accountants thereafter shall finalize such Gross Profits of the Business calculation no later than fifteen (15) days after the termination of the fifteen (15) day review period noted in the immediately preceding sentence and shall deliver a certificate to Purchaser and Seller confirming the amount of such Gross Profits of the Business as calculated by the Independent Accountants pursuant to this Section 1.6(h) (the "Final Gross Profits Amount").

                  (i) For purposes hereof, the (i) "Preliminary Working Capital Amount" shall mean an amount equal to the difference between the current assets and the current liabilities of the Business as of the Closing Date, each as set forth on the Preliminary Closing Date Balance Sheet; (ii) "Positive Working Capital Balance" shall mean the amount, if any, by which the Final Working Capital Amount (as hereinafter defined) shall exceed the Preliminary Working Capital Amount; (iii) "Negative Working Capital Balance" shall mean the amount, if any, by which the Preliminary Working Capital Amount shall exceed the Final Working Capital Amount; (iv) "Final Working Capital Amount" shall mean an amount equal to the difference between the current assets and the current liabilities of the Business as of the Closing Date, each as set forth on the Final Closing Date Balance Sheet; (v) "Working Capital Settlement Date" shall mean the fifth (5th) business day following the date of receipt by Purchaser and Seller of the Final Closing Date Balance Sheet; (vi) "Gross Profits of the Business" shall mean Service Revenues Earned less the Direct Cost of Providing Services, which amount shall be calculated in accordance with GAAP consistently applied and verified by the Independent Accountants; (vii) "Initial Installment Date" shall mean the fifth (5th) business day following the date of receipt by Purchaser and Seller of the Independent Accountant's certificate confirming the Initial Gross Profits Amount pursuant to Section 1.6(g) hereof; (viii) "Final Installment Date" shall mean the fifth (5th) business day following the date of receipt by Purchaser and Seller of the Independent Accountant's certificate confirming the Final Gross Profits Amount pursuant to
         Section 1.6(h) hereof; (ix) "Initial Installment Payment" shall mean an amount equal to fifty percent (50%) of the Initial Gross Profits Amount; (x) "Final Installment Payment" shall mean an amount equal to fifty percent (50%) of the Final Gross Profits Amount; (xi) "Service Revenues Earned" shall mean the fees earned for provision of the following services ("Services"): bill audit, DRG audit, credit balance review, outpatient review, trauma review, infusion therapy audit, focus audit, consulting services and new services for which Shareholder has direct management responsibility during the term of her employment with Purchaser in accordance with the agreement attached hereto as Exhibit 5.11, net of any write-offs required due to client adjustment to billed amounts; and (xii) "Direct Cost of Providing Services" shall mean salaries, benefits and payroll taxes related to the auditors and preppers employed by Purchaser, fees paid to contract auditors or preppers in connection with Services, travel and automobile allowances for all auditors and preppers and any other cost of supplies, or copies directly relating to the provision of Services.

                  (j) All amounts to be delivered to a party pursuant to this Section 1.6 hereof shall be delivered by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the party entitled to such payment.

                  (k) All fees and expenses of the Independent Accountants incurred in connection with the preparation of the Final Closing Date Balance Sheet and the calculation of the Initial Gross Profits Amount and the Final Gross Profits Amount shall be paid by the Purchaser.

                  (l) Any party challenging the calculation by the Independent Accountant of the Initial Gross Profits Amount or the Final Gross Profits Amount shall provide the other party with written notice of such challenge, in accordance with Section 9.1 of this Agreement, which notice shall state the basis for such challenge. In the case of a challenge, the parties agree mutually to designate, within seven (7) days of receipt of such written notice, a nationally recognized accounting firm, other than PricewaterhouseCoopers LLP, to resolve such dispute and such firm shall finally and conclusively resolve such dispute. Notwithstanding any provision herein to the contrary, the costs and expenses of the services of such nationally recognized accounting firm shall be paid by the non-prevailing party. The nationally recognized accounting firm shall determine whether the Purchaser, on the one hand, or the Seller and Shareholder, on the other hand, is the non-prevailing party or parties for purposes of paying costs and expenses. Each of the parties hereto agrees to execute such documents requested by such nationally recognized accounting firm relating to such firm's resolution of the dispute.

         Section 1.7. Valuation For Tax Reporting Purposes. The parties agree that the schedule attached hereto as Exhibit 1.7, indicates the respective fair market value of the Assets, Assumed Obligations and other items acquired hereunder and has been prepared by Purchaser and approved by Seller. Purchaser and Seller shall use such fair market values contained in Exhibit 1.7 in preparing and filing their respective Forms 8594 with the Internal Revenue Service, as required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), determining Purchaser's cost basis and Seller's amount realized, and for all other relevant federal and state income tax purposes.

         Section 1.8. Assumption of Assumed Obligations. At the Closing and except as otherwise specifically provided in Section 1.9 hereof, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations of Seller (hereinafter collectively referred to as the "Assumed Obligations"):

                  (a) All liabilities and obligations of Seller in respect of the Business existing as of the Closing Date, but only if and to the extent that the same (i) are accrued or reserved for on the Preliminary Closing Date Balance Sheet or the Final Closing Date Balance Sheet and
         (ii) remain unpaid and undischarged on the Closing Date; and

                  (b) All liabilities and obligations of Seller in respect of the Business arising under agreements, contracts, commitments and leases which are specifically described on the Seller Disclosure Letter (as hereinafter defined) or not required to be identified on the Seller Disclosure Letter in accordance with the provisions of this Agreement, except that

         Purchaser shall not assume or agree to pay, discharge or perform or be responsible for any:

                           (i) Liabilities or obligations of the aforesaid character existing as of the Closing Date, and which under GAAP should have been accrued or reserved for on a balance sheet or notes thereto as a liability or obligation, if and to the extent that the same were not accrued or reserved for on the Final Closing Date Balance Sheet or the notes thereto; or

                           (ii) Liabilities or obligations arising out of any breach by Seller of any provision of any agreement, contract, commitment or lease referred to in this Section 1.8(b), including, but not limited to, liabilities or obligations arising out of any failure by Seller to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing.

         Section 1.9. Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, in no event shall Purchaser assume or incur any liability or obligation under this Agreement or otherwise become responsible in respect of the following (hereinafter collectively referred to as the "Excluded Liabilities"):

                  (a) Any liability or obligation of any nature whatsoever which arises out of or relates to the litigation identified in Section 1.9(a) of the Seller Disclosure Letter or with respect to any other action, suit, claim or legal, administrative, arbitration, governmental or other proceeding or investigation now pending or hereafter instituted relating to the Business to the extent the principal event giving rise thereto occurred prior to the Closing Date or which results from or arises out of any action or omission prior to the Closing Date of the Seller, or any affiliate, officer, director, employee, agent, representative or subcontractor of the Seller;

                  (b) Any liability or claim which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by the Seller, or alleged to have been made by the Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of the Seller, on or prior to the Closing, including without limitation any claim seeking recovery for consequential damages, lost revenue or income;

                  (c) Any federal, state or local income, sales, use, excise, ad valorem, intangibles or other tax and any and all penalties and interest relating thereto (i) payable with respect to the business, assets, properties or operations (including, but not limited to, the Business) of the Seller, any member of any affiliated group of which the Seller is a member or any other person for whose taxes the Seller may be liable for any period prior to Closing, or (ii) incident to or arising as a consequence of the negotiation or consummation by the Seller or any member of any affiliated group of which the Seller is a member of this Agreement and the transactions contemplated hereby, other than any such taxes, penalties or interest covered by a reserve or accrual set forth on the Final Closing Date Balance Sheet;

                  (d) Any liability or obligation arising under or relating to any of the Excluded Assets;

                  (e) Any liability or obligation of any nature whatsoever arising prior to or as a result of the Closing to any employees, agents or independent contractors of Seller, whether or not employed by Purchaser after the Closing, or under any benefit plan or arrangement with respect thereto; or

                  (f) Any liability or obligation of the Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants or other experts of Seller or the Shareholder.

         Section 1.10. Prorations. All property and ad valorem taxes, business licenses, permits, leasehold rentals, utilities and other customarily proratable expenses of Seller relating to the Assets payable prior to or subsequent to the Closing Date and relating to the period of time both prior to and subsequent to the Closing Date will be prorated between Purchaser and Seller as of the Closing Date (as hereinafter defined), except to the extent such items are covered by a reserve or accrual set forth on the Final Closing Date Balance Sheet. If the actual amount of any proratable item is not known as of the Closing Date, such proration will be based on the previous year's assessment of such item or such other reasonable basis for estimating such amount as the parties may select, and the parties agree to adjust such proration and pay any underpayment or reimburse any overpayment promptly after the actual amount becomes known.


                                   ARTICLE 2.

                         CLOSING; ITEMS TO BE DELIVERED;
                               FURTHER ASSURANCES

         Section 2.1. Closing. The consummation of the transactions contemplated by this Agreement is herein referred to as the "Closing." The "Closing Date" shall be the date on which the Closing occurs. The Closing shall occur and the parties shall make the payments and deliveries contemplated by this Agreement (other than post closing payments or deliveries contemplated by this Agreement) on or before January 31, 1999 at a mutually agreeable hour at the offices of King & Spalding in Atlanta, Georgia, or at such other place as the Purchaser and Seller shall mutually agree upon. From and after the Closing Date, Purchaser shall have absolute and total control over the business and operations of the Business, including, but not limited to, complete and total control over the management of the Business.

         Section 2.2. Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

                  (a)      Seller shall deliver to Purchaser the following:

                           (i) Such bills of sale with assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in Purchaser all of Seller's right, title and interest in and to the Assets, including without limitation,
                                    (A) good and valid title in and to all of the Assets owned by Seller, (B) good and valid leasehold interest in and to all of the Assets leased by Seller as lessee, and
                                    (C) all of Seller's rights under all
                                    agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments and other documents included in the Assets to which Seller is a party or by which Seller has rights on the Closing Date; and

                           (ii)     All of the agreements, contracts,
                                    commitments, leases, plans, bids,
                                    quotations, proposals, instruments, computer programs and software, data bases whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, price books and price lists, customer and subscriber lists, supplier lists, sales records, files, correspondence, legal opinions, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to the Seller which are part of the Assets;

and simultaneously with such delivery, all such reasonable steps will be taken as may be required to place Purchaser in actual possession and operating control of the Assets.

                  (b)      Purchaser shall deliver to Seller the following:

                           (i)      The Preliminary Closing Payment; and

                           (ii) A Liabilities Undertaking in the form attached hereto as Exhibit 2.2(b).

                  (c) The parties hereto also shall deliver to each other the documents and instruments referred to in Article 6 hereof.

         Section 2.3. Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably request in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each of the parties hereto will reasonably cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


                                   ARTICLE 3.

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER

         With such exceptions as are set forth in a letter (the "Seller Disclosure Letter") delivered by Seller to Purchaser prior to the execution hereof, Seller and the Shareholder hereby represent and warrant to Purchaser as follows:

         Section 3.1. Organization. Seller is a corporation duly organized and validly existing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Seller is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business. Seller has heretofore made available to Purchaser accurate and complete copies of the Articles of Incorporation and Bylaws of Seller as currently in effect, and has made available to Purchaser the minute books and stock transfer records of Seller. The Seller Disclosure Letter contains a true and complete list of the jurisdictions in which Seller is qualified to transact business as a foreign corporation.

         Section 3.2. Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Seller. The Board of Directors of Seller and the Shareholder have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the requirements of the California Corporations Code and the Articles of Incorporation and Bylaws of Seller. Shareholder has full power and capacity to execute and deliver this Agreement and perform her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and the Shareholder and constitutes the valid and binding agreement of Seller and Shareholder, enforceable against Seller and Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         Section 3.3. No Interest in Other Entities. The Assets do not include any shares of capital stock or any other ownership interests or securities of any corporation, association, partnership, joint venture or other legal entity.

         Section 3.4. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of Seller, (ii) any Seller Material Contract (as hereinafter defined), Real Property Lease (as hereinafter defined) or Scheduled Lease (as hereinafter defined), (iii) any judgment, decree or order of any court or governmental authority or agency to which Seller or Shareholder is a party or by which Seller or Shareholder or any of their respective properties is bound, or (iv) to the best knowledge of Seller's Executives (as hereinafter defined), any statute, law, regulation or rule applicable to any of the Seller or Shareholder, so to have in the case of subsections (ii) through
(iv) of this Section 3.4, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business. To the best knowledge of Seller's Executives, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Seller or Shareholder is required in connection with the execution, delivery or performance of this Agreement by the Seller and the Shareholder or the consummation of the transactions contemplated by this Agreement by the Seller and the Shareholder, the failure of which to obtain would have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business. Within the meaning of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, Shareholder is the only ultimate parent entity of Seller, the total assets of Shareholder are less than One Hundred Million Dollars ($100,000,000), and the annual net sales of Shareholder are less than One Hundred Million Dollars ($100,000,000).

         Section 3.5.      Ownership of Assets and Related Matters.

                  (a) Real Property. The Seller Disclosure Letter sets forth a true and complete list and description of all real property included in the Assets (the "Real Property") and any and all lease agreements relating thereto. Seller does not own any Real Property. All leases relating to the Real Property in which Seller is either a lessee or lessor (the "Real Property Leases") are in full force and effect and constitute the legal, valid, binding and enforceable obligations of Seller, and are to the best knowledge of the Seller's Executives legal, valid, binding and enforceable in accordance with their respective terms with respect to each other party thereto, in each case to the extent material to the business and operations of the Business. There are no existing defaults of Seller with respect to any Real Property Leases or to the best knowledge of the Seller's Executives of any of the other parties thereto (or events or conditions which, with notice or lapse of time, or both, would constitute a default).

                  (b) Personal Property Leases. The Seller Disclosure Letter sets forth a true and complete list of all leases and agreements of Seller granting possession of or rights to any item of personal property included in the Assets having a fair market value of more than Ten Thousand Dollars ($10,000.00) as of the date hereof (the "Scheduled Leases"). All such Scheduled Leases are in full force and effect and constitute the legal, valid, binding and enforceable obligations of Seller, and are, to the knowledge of Seller's Executives legal, valid, binding and enforceable in accordance with their respective terms with respect to each other party thereto, in each case to the extent material to the business and operations of the Business. There are no existing material defaults of Seller with respect to such Scheduled Leases or, to the knowledge of Seller's Executives, of any of the other parties thereto (or events or conditions which, with notice or lapse of time, or both, would constitute a default).

                  (c) Personal Property. The Seller Disclosure Letter sets forth a true and complete list and general description of each item of personal property included in the Assets having a fair market value of more than Ten Thousand Dollars ($10,000.00) as of the date hereof. Seller has good and marketable title to all of the items of personal property owned by Seller and included in the Assets, and Seller owns such assets free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except such defects in title which in the aggregate are not substantial in amount and do not materially detract from the value of the Assets subject thereto or materially interfere with the present use thereof.

                  (d) Necessary Assets. The Assets constitute all of the assets presently used in conducting the operations of the Business as presently conducted. All buildings, structures, facilities, equipment and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in good operating condition and repair subject to normal wear and maintenance and are usable in the regular and ordinary course of the Business as operated by Seller. No person other than Seller owns any equipment or other tangible assets or properties situated on the premises of Seller which are necessary to the operation of the Business, except for leased items disclosed in the Seller Disclosure Letter and for items of immaterial value.

                  (e) No Third Party Options. There is no existing agreement, option, commitment or right with, of or to any person to acquire any of assets, properties or rights included in the Assets or any interest therein.

         Section 3.6.      Financial Statements. Seller has delivered to
Purchaser: unaudited Income Statements for the periods ending, and Balance Sheets dated as of, October 31, 1998 and December 31, 1997. All of the foregoing financial statements are hereinafter collectively referred to as the "Seller's Financial Statements." The Seller's Financial Statements have been prepared from, and are in accordance with, the books and records of the Seller and present fairly the financial position and results of operations of Seller and the Business, as the case may be, as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied, except as otherwise stated in the Seller's Financial Statements or the Seller Disclosure Letter.

         Section 3.7. No Undisclosed Liabilities. Neither the Seller, nor any of its affiliates has any liabilities or obligations relating to, involving or affecting the Business or the Assets which are not adequately reflected or provided for in the Seller's Financial Statements, except for liabilities and obligations incurred since October 31, 1998 in the ordinary course of business and consistent with past practices of the Business and which in the aggregate will not have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of the Business.

         Section 3.8.      Absence of Certain Changes.

                  (a) Since October 31, 1998, there has not been (i) any material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of the Business, or (ii) any damage, destruction, loss or casualty to property or assets of the Business, whether or not covered by insurance, which property or assets are material to the Business.

                  (b) Since October 31, 1998, there have not been with respect to the Business (i) any extraordinary losses suffered, (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any liability or obligation (absolute, accrued or contingent) incurred or any material bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Seller's Financial Statements or, incurred in the ordinary course of business and consistent with past practice since the date of the Seller's Financial Statements, (v) any guaranteed checks, notes, accounts receivable or inventory of recoverable claims which have been written off as uncollectible, except write-offs in the ordinary course of business and consistent with past practice, (vi) any write down of the value of any asset or investment on books or records of Seller, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any cancellation of any debts or waiver of any claims or rights of substantial value, or sale, transfer or other disposition of any properties or assets (real, personal or mixed, tangible or intangible) of substantial value, except, in each such case, in transactions in the ordinary course of business and consistent with past practice and which in any event do not exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate,
         (viii) any single capital expenditure or commitment in excess of Twenty-Five Thousand Dollars ($25,000) for additions to property or equipment, or aggregate capital expenditures and commitments in excess of One Hundred Thousand Dollars ($100,000) for additions to property or equipment, (ix) any transactions entered into other than in the ordinary course of business, (x) any agreements to do any of the foregoing or (xi) any other events, developments or conditions of any character that have had or are reasonably likely to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business; except those events, developments or conditions attributable to or as a consequence of conditions, events or circumstances generally affecting the healthcare industry or the overall economy.

         Section 3.9. Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Seller's Executives, threatened against, relating to or involving the Seller, the Business, or the Assets before any court, arbitrator or administrative or governmental body, which, if finally determined adversely, are reasonably likely, individually or in the aggregate, to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business. To the knowledge of Seller's Executives, the Business is not subject to any judgment, decree, injunction, rule or order of any court, nor is the Business subject to any governmental restriction, which is reasonably likely (i) to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business or
(ii) to cause a material limitation on Purchaser's ability to operate the Business after the Closing.

         Section 3.10. Compliance with Law. Seller has all authorizations, approvals, licenses and orders of and from all governmental and regulatory offices and bodies necessary to carry on the Business (collectively, the "Material Licenses") as it is currently being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under all agreements to which it is a party the absence of which would have a material adverse effect on the Business. Seller has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision thereof to which its business and its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business. The Seller Disclosure Letter sets forth a true and complete list of all Material Licenses. Seller will have delivered to Purchaser by Closing all reports and filings made or filed by Seller pursuant to the Occupational Safety and Health Act and related to the Business.

         Section 3.11. Audit and Business Practices. The practices and procedures of Seller with respect to its audit and other services it provides its Clients (the "Seller Business Practices") comply with all applicable federal, state and local laws, statutes, rules and regulations relating to the provision of such Seller Business Practices, except such failures to comply as would not in the aggregate have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business. Seller has not received written notice from any governmental body or regulatory authority that any of the Seller Business Practices violates or conflicts with any applicable federal, state or local law, statute, rule or regulation relating to or governing such Seller Business Practices.

         Section 3.12. Seller Material Contracts. The Seller Disclosure Letter contains a true and complete list of the following (hereinafter referred to as the "Seller Material Contracts"):

                  (a) all bonds, debentures, notes, mortgages, indentures or guarantees to which Seller is a party and which relate to the Business or by which any of the Assets is bound;

                  (b) all loans and credit commitments to Seller which relate to the Business and which are outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

                  (c) all contracts or agreements which limit or restrict the Seller, any of its affiliates or the Business from engaging in any business in any jurisdiction or that limit any third party from engaging in competition with Seller, or the Business; and

                  (d) all existing contracts and commitments (other than those described in subparagraphs (a), (b), or (c) of this Section 3.12, and any Seller Client Contracts (as hereinafter defined), Scheduled Leases or Real Property Leases) which relate to the Business or by which any of the Assets may be bound involving an annual commitment or annual payment by any party thereto of more than Ten Thousand Dollars ($10,000) individually.

         True and complete copies of all Seller Material Contracts, including all amendments thereto, have been made available to Purchaser. The Seller Material Contracts are valid and enforceable in accordance with their respective terms with respect to Seller, and to the best knowledge of the Seller's Executives, are valid and enforceable in accordance with their respective terms with respect to each other party thereto, in each case to the extent material to the business and operations of the Business. Except for events or occurrences, the consequences of which, individually or in the aggregate, would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business, there is not under any of the Seller Material Contracts any existing breach, default or event of default by Seller, or event that with notice or lapse of time or both would constitute a breach, default or event of default by Seller, nor do the Seller's Executives know of, and Seller has not received notice of, or made a claim with respect to, any breach or default by any other party thereto.

         Section 3.13. Seller Client Contracts. The Seller Disclosure Letter sets forth a true and complete list of all clients of the Business as of the date hereof (the "Clients") together with all agreements, contracts and commitments, whether written or oral (with a brief description of such oral agreements), pursuant to which Seller provides services or goods to the Clients (the "Seller Client Contracts"). The Seller Disclosure Letter contains an accurate description of any and all disagreements, complaints, disputes or defaults arising under or with respect to the Seller Client Contracts or with respect to Clients who do not have written contracts, and which to the best knowledge of the Seller's Executives could reasonably be expected to result in a Client's termination of its contract or relationship with the Business or claim for damages against the Business. The Seller Disclosure Letter contains a true and complete list of all Seller Client Contracts which contain performance guarantees or similar obligations of Seller. Seller is in compliance with the terms and conditions of each Seller Client Contract and there is not under any of the Seller Client Contracts any existing breach, default or event of default by Seller, or event that with notice or lapse of time or both would constitute a breach, default or event of default by Seller, nor do the Seller's Executives know of, and Seller has not received written notice of, or made a claim with respect to, any breach or default by any other party thereto. To the best knowledge of the Seller's Executives, there are no events or circumstances (other than events or circumstances within Purchaser's control) relating to the Business which would impair Purchaser's ability to operate the Business after Closing or otherwise impact Purchaser's ability to serve Clients or generate revenues relating thereto. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not, with the passing of time or giving of notice or both, violate or conflict with or constitute a breach of or default under any Seller Client Contract, except such violations, conflicts, breaches, defaults and losses which in the aggregate would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business.

         Section 3.14. Tax Returns; Taxes. Seller is a "small business corporation" and has maintained a valid election to be a "S Corporation" under Subchapter S of the Code since its inception; and no other corporation has been merged into or otherwise transferred assets to Seller or any "Qualified Subchapter S Subsidiaries" of Seller having a carryover tax basis in such party's hands. Accordingly, the tax imposed on certain built-in gains by Section 1374 of the Code does not apply to Seller or any "Qualified Subchapter S Subsidiaries" of Seller. Seller has duly filed all federal, state, local and foreign tax returns required to be filed by Seller, all such returns are accurate in all material respects, and Seller has duly paid or made adequate provision for the payment of all taxes (including any interest, penalties and additions to tax) which are due or payable pursuant to such returns or which otherwise are due and payable in any jurisdiction, whether or not in connection with such returns. The liability for taxes reflected in the Seller's Financial Statements is sufficient for the payment of all unpaid taxes, whether or not disputed, that are accrued or applicable for the period ended October 31, 1998, and for all years and periods ended prior thereto. All deficiencies asserted as a result of any examinations by the Internal Revenue Service or any other taxing authority have been paid, fully settled or adequately provided for in the Seller's Financial Statements. There are no pending claims asserted for taxes owed by Seller or outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Seller for any period. Seller has made all estimated tax deposits and all other required tax payments or deposits and has complied for all prior periods in all material respects with the tax withholding provisions of all applicable federal, state, local and other laws. From and after the date hereof and prior to Closing, Seller shall make available to Purchaser true, complete and correct copies of such federal income tax returns, state and local income tax returns and sales tax returns and such other tax returns concerning the Business or the Assets as Purchaser shall reasonably request.

         Section 3.15. Officers, Directors and Employees. The Seller Disclosure Letter contains a true and complete list of all of the current officers, directors and key employees of Seller involved in the operation of the Business specifying their office and annual rate of compensation, and a true and complete list of all of the employees of Seller involved in the operation of the Business as of the date hereof together with an appropriate notation next to the name of any employee on such list with whom Seller has a written employment agreement or to whom Seller has made verbal commitments which are binding on Seller.

         Section 3.16.     Employee Benefit Plans.

                  (a) Except as set forth on the Seller Disclosure Letter, there are no plans, programs, policies or arrangements (whether written or oral) providing compensation or benefits of any kind or description whatsoever (whether current or deferred and whether paid in cash or in kind) to, or on behalf of, any current or former officer, employee or director of the Seller or any of their dependents, including but not limited to, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (collectively the "Employee Benefit Plans");

                  (b) Seller has made all contributions to the Employee Benefit Plans that are required under the terms of such plans and under all applicable laws.

                  (c) Seller has delivered to the Purchaser (a) correct, complete and current copies of each written Employee Benefit Plan and any amendments thereto together with any trust agreements or other contracts or agreements that are a part of such plan, (b) a correct, complete and current written description of each unwritten Employee Benefit Plan, (c) the most recent determination letter received from the Internal Revenue Service and the most recent Form 5500 Annual Report for the MEDCAP 401(k) Profit Sharing Plan, and (d) such other documentation with respect to any Employee Benefit Plan as is reasonably requested by Purchaser.

                  (d) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of assets of any Employee Benefit Plan is pending or, to the knowledge of Seller's Executives, threatened, and to the knowledge of Seller's Executives no audit or investigation by any domestic or foreign governmental or other law enforcement agency is pending or has been proposed with respect to any Employee Benefit Plan.

         Section 3.17.     Labor Relations.

                  (a) Within three (3) years of the date of execution of this Agreement, (1) employees of Seller have not been and are not represented by a labor organization which was either National Labor Relations Board ("NLRB") certified or voluntarily recognized or recognized under foreign law; (2) Seller has not been and is not a signatory to a collective bargaining agreement with any labor organization; (3) no representation election petition has been filed by employees of Seller or is pending with the NLRB and no union organizing campaign involving employees of Seller has occurred or is in progress;
         (4) no NLRB unfair labor practice claims have been filed and/or are presently pending against Seller or any labor organization representing its employees; (5) no grievance or arbitration demand, whether or not filed pursuant to a collective bargaining agreement, has been filed or is pending against Seller; (6) no handbilling, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of Seller has occurred or is in progress; (7) no breach of contract and/or denial of fair representation claim has been filed or is pending against Seller and/or any labor organization representing its employees; (8) no claim for unpaid wages or overtime or for child labor or recordkeeping violations has been filed or is pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other Federal, state, local or foreign law, regulation, or ordinance; (9) no discrimination and/or retaliation claim has been filed or is pending against Seller under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Security Act or any other Federal law or any comparable state fair employment practices act or foreign law regulating discrimination in the workplace; (10) no citation has been issued by the Occupational Safety and Health Administrative ("OSHA") against Seller and no notice of contest or OSHA administrative enforcement proceeding involving Seller has been filed or is pending;
         (11) no workers' compensation or retaliation claim has been filed or is pending against Seller; and/or (12) no citation of Seller has occurred and no enforcement proceeding has been initiated or is pending under Federal or foreign immigration law. Seller represents and warrants that Seller is not a Federal or State contractor obligated to develop and maintain an affirmative action plan and that no discrimination claim, show cause notice, conciliation proceeding, sanctions or debarment proceeding has been filed or is pending with the Office of Federal Contract Compliance Programs ("OFCCP") or any other Federal agency or any comparable State or foreign agency or court and no desk audit or on-site review is in progress.

                  (b) Seller has not taken any action which would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN") or otherwise trigger notice requirements or liability under any local or state plant closing notice law; and, to the extent any liability should arise between the date of this Agreement and the Closing as a result of employment actions by Seller, then Seller will be solely responsible financially therefor.

         Section 3.18. Insurance. Seller has heretofore provided to Purchaser a true and complete list of its current insurance policies and coverages relating to the Assets and/or the Business, including names of carriers, amounts of coverage and premiums therefor. Seller will use its reasonable efforts to maintain such insurance at least through the Closing Date. Seller has made available to Purchaser true and complete copies of all insurance policies covering the Assets and/or the Business.

         Section 3.19. Environmental Matters. To the knowledge of the Seller's Executives, the operations of the Business are in compliance in all material respects with all statutes, regulations and ordinances relating to the protection of human health and the environment including, without limitation, the Clean Water Act 33 U.S.C. ss. 1251 et seq., the Resource Conservation and Recovery Act 42 U.S.C. ss. 6901 et seq., the Clean Air Act 42 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act 15 U.S.C. ss. 2601 et seq., the Emergency Planning Community Right-to-Know Act 42 U.S.C. ss. 11,001 et seq., the regulations developed pursuant to these statutes and the corresponding state and local statutes, ordinances and regulations. To the knowledge of the Seller's Executives, there has been no release of a hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601(14) into the environment at any property owned, leased or used in connection with the Business (the "Premises") including, without limitation, any such release in the soil or groundwater underlying the Premises. To the knowledge of the Seller's Executives, there is no asbestos, polychlorinated biphenyls or underground storage tanks located on the Premises and there have been no releases of asbestos, polychlorinated biphenyls or materials stored in underground storage tanks, including, without limitation, petroleum or petroleum-based materials. Seller has not received written notice of any violation of any environmental statute or regulation nor have they been advised in writing of any claim or liability pursuant to any environmental statute or regulation brought by any governmental agency or private party with respect to the Assets or the operation of the Business.

         Section 3.20. Patents, Trademarks, Trade Names. There are no patents, trademarks, trade names or registered copyrights owned by Seller and used in connection with the Business.

         Section 3.21.     Seller's Computer Software and Hardware.

                  (a) The Seller Disclosure Letter sets forth a true and complete list of: (i) all software which is part of the Assets and which is owned by Seller and used in connection with the Business (the "Seller Proprietary Software"); and (ii) all software which is part of the Assets (other than the Seller Proprietary Software) and used in connection with the Business (the "Seller Licensed Software," and together with the Seller Proprietary Software, the "Seller Software"). The Seller Software consists of: (i) source and object code embodied in magnetic media and (ii) all development and procedural tools necessary to maintain the Seller Software, including licenses to use compilers, assemblers, libraries and other aids.

                  (b) Seller has all right, title and interest in and to all intellectual property rights on the Seller Proprietary Software. Seller has developed the Seller Proprietary Software entirely through its own efforts for its own account and the Seller Proprietary Software is free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. The use of the Seller Licensed Software and the use and distribution of the Seller Proprietary Software does not breach any material terms of any contract between the Seller and any third party. The Seller Disclosure Letter sets forth a true and complete list of all license agreements in favor of Seller relating to the Seller Licensed Software (the "Seller License Agreements"). Seller has been granted under the Seller License Agreements valid and subsisting license rights with respect to all software comprising the Seller Licensed Software. Seller will secure, on or prior to the Closing Date, a sufficient number of copies of Seller Licensed Software such that Seller is in compliance in all respects with each of the terms and conditions of each of the Seller License Agreements. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3) to the best knowledge of the Seller's Executives, neither Seller nor any of its respective employees, agents, or representatives has made or is using any unauthorized copies of any such software programs.

                  (c) To the best knowledge of the Seller's Executives, the Seller Proprietary Software and the Seller Licensed Software do not infringe any United States patent, copyright, trade secret or other intellectual property right of any third party and (ii) the source code for the Seller Proprietary Software has been maintained in confidence.

                  (d) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Seller Proprietary Software either (i) have been employees of Seller performing work within the scope of their employment, or (ii) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller ownership of all of their intellectual property rights in the Seller Proprietary Software.

                  (e) There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Seller Proprietary Software by any independent sales persons, distributor, sublicensee or other remarketer or sales organization.

                  (f) The Seller has not granted rights in the Seller Software to any third party.

                  (g) Seller possesses the computer hardware and components necessary to operate the Business in accordance with historical practices (the "Seller Hardware") and such Seller Hardware constitutes part of the Assets;

                  (h) Seller has provided Purchaser with complete and accurate copies of all correspondence, documents or materials (the "Year 2000 Correspondence") generated by Seller, its employees or agents or received from external sources, including manufacturers, relating to the Seller Software and Seller Hardware and any of the following matters pertaining thereto: (i) processing, sequencing, calculating, providing and receiving data from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000; (ii) performance of leap year calculations; (iii) use of a four (4) digit year in all applicable data fields; or (iv) information technology failure or errors related to any such dates described above in this
         Section 3.21(h). All matters contained within the Year 2000 Correspondence originated by Seller are true, accurate and complete in all material respects.

                  (i) The Seller Software and the Seller Hardware are adequate in all material respects with the other assets of the Business to run the Business in the same manner as presently conducted. The Seller Disclosure Letter contains a summary description of any material problems experienced by the Business in the past twelve (12) months with respect to the Seller Software or Seller Hardware and the provision of services to Clients which resulted, or reasonably could be expected to result, in a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business.

         Section 3.22. Transactions with Affiliates. No shareholder, officer, director or significant employee of Seller or any person with whom any such shareholder, officer, director or significant employee has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by all such persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to, the Business, the Assets or the Assumed Obligations; (ii) any loan, arrangement, understanding, agreement or contract for or relating to the Business, the Assets or the Assumed Obligations; or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the Business.

         Section 3.23. Accounts Receivable. The accounts receivable of Seller arising from the Business as set forth on the Seller's Financial Statements and arising since the date thereof are valid; have arisen solely out of bona fide sales and performance of services and other business transactions in the ordinary course of business consistent with past practices of the Business and are not subject to valid defenses, set-offs or counterclaims.

         Section 3.24. Brokers, Finders and Investment Bankers. The Seller and the Shareholder have employed the investment banking firm of Barrington Associates and incurred liabilities and expenses for such investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. Seller and Shareholder shall indemnify Purchaser and hold it harmless from any liability or expense arising from any claim for fees and expenses of Barrington Associates or its assigns related to the transactions contemplated hereby. With the exception of the employment of Barrington Associates, neither Seller nor Shareholder have engaged any investment banking firm, broker or finder in connection with the transaction contemplated hereby.

         Section 3.25. Disclosure. To the knowledge of Seller's Executives, no representation, warranty or covenant made by Seller or the Shareholder in this Agreement, the Seller Disclosure Letter or the Exhibits attached hereto contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         With such exceptions as are set forth in a letter (the "Purchaser Disclosure Letter") delivered by Purchaser to the Seller prior to the execution hereof, Purchaser hereby represents and warrants to Seller as follows:

         Section 4.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified to transact business and is in good standing as a foreign corporation in the State of California.

         Section 4.2. Authorization. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation of the transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of Purchaser. The Board of Directors of Purchaser has approved the execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         Section 4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) any contract, agreement, commitment or understanding to which Purchaser is a party or to which any of Purchaser's properties is subject, (iii) any judgment, decree or order of any court or governmental authority or agency to which Purchaser is a party or by which Purchaser's properties is bound, or (iv) to the knowledge of Purchaser, any statute, law, regulation or rule applicable to Purchaser so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the Purchaser. Except for compliance with the applicable requirements of the Exchange Act and filings under the rules of the NASDAQ/NMS, to the knowledge of Purchaser, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to Purchaser is required in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation of the transactions contemplated by this Agreement by Purchaser, the failure to obtain which would have a material adverse effect upon Purchaser. Within the meaning of the HSR Act and the rules promulgated thereunder, Purchaser is the only ultimate parent entity of Purchaser, the total assets of Purchaser are less than One Hundred Million Dollars ($100,000,000), and the annual net sales of Purchaser are less than One Hundred Million Dollars ($100,000,000).

         Section 4.4. Brokers, Finders, Investment Bankers. Purchaser has not engaged any investment banking firm, broker or finder in connection with the transaction contemplated hereby.

         Section 4.5. Disclosure. No representation, warranty or covenant made by Purchaser in this Agreement, the Purchaser Disclosure Letter or the Exhibits hereto contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

         Section 4.6. Business Operations. To Purchaser's actual knowledge, there are no events or circumstances (other than events or circumstances within Seller's or Shareholder's control or items disclosed in the Seller Disclosure Letter) relating to the Business which would impair Purchaser's ability to operate the Business after Closing or otherwise adversely impact

Purchaser's ability to serve Clients or generate revenues relating thereto.


                                   ARTICLE 5.

                        CERTAIN COVENANTS AND AGREEMENTS

         Section 5.1. Conduct of Business by Seller. From the date hereof to the Closing Date, the Seller will, except as required in connection with the transactions contemplated by this Agreement and except as otherwise disclosed in the Seller Disclosure Letter or consented to in writing by Purchaser:

                  (a) Carry on the Business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment with respect to the Business except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1;

                  (b) Use reasonable efforts to preserve intact the goodwill and business organization of the Business, to keep the officers and employees of the Business available to Purchaser and to preserve the relationships of the Business with customers, suppliers and others having business relations with the Business;

                  (c) Not (i) sell any of the Assets, (ii) create, incur or assume any indebtedness secured by the Assets, (iii) grant, create, incur, or suffer to exist any liens or encumbrances on the Assets which did not exist on the date hereof or (iv) make any capital expenditure involving the Business in excess of Twenty-Five Thousand Dollars ($25,000) in the case of any single expenditure or One Hundred Thousand Dollars ($100,000) in the case of all capital expenditures;

                  (d) Not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers, directors or employees associated with the Business nor grant any increase in the compensation of officers, directors or employees involved in the Business, whether now or hereafter payable, including any such increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment;

                  (e) Perform in all material respects all of its obligations under all Seller Material Contracts, Seller Client Contracts, Real Property Leases and Scheduled Leases (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Seller Material Contract, Seller Client Contract, Real Property Lease or Scheduled Lease;

                  (f) Use reasonable efforts to maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by Seller with respect to the Business and the Assets;

                  (g) Use reasonable efforts to continue to collect its accounts receivable and pay its accounts payable and similar obligations in the ordinary course of business and consistent with past practices of the Business;

                  (h) Prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by Seller, and allow Purchaser, at its request, to review all such returns, reports, filings and amendments at Seller's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns;

                  (i) Not amend any Seller benefit plan, nor commit to make any amendment to any Seller benefit plan or commit to continue any Seller benefit plan or adopt any new Seller benefit plan for the benefit of any employees of the Business;

                  (j) Maintain cash balances in all cash accounts maintained in connection with the Business in accordance with past practices of the Business provided, however, that Seller shall be entitled to make such distributions and dividends to Shareholder as set forth in the Seller Disclosure Letter; and

                  (k) Use reasonable efforts to continue to maintain and service the Assets used in the conduct of the Business in the same manner as has been its consistent past practice.

         In connection with the continued operation of the Business between the date of this Agreement and the Closing Date, Seller shall confer in good faith on a regular and frequent basis with one or more designated representatives of Purchaser with respect to material matters affecting or impacting the operations of the Business and consult generally with such representatives with respect to the ongoing operations of the Business. Seller acknowledges that Purchaser does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall Purchaser be responsible for any decisions made by the officers, directors or employees of Seller with respect to matters which are the subject of such consultation.

         Section 5.2. Inspection and Access to Information. Between the date of this Agreement and the Closing Date, Seller will provide Purchaser and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances to any and all of its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) relating to the Business and will cause its officers to furnish to Purchaser and its authorized representatives any and all financial, technical and operating data and other information pertaining to the Business, as Purchaser shall from time to time reasonably request.

         Section 5.3. No Solicitation; Acquisition Proposals. From the date hereof until the Closing or until this Agreement is terminated or abandoned as provided in Article 7, neither the Seller nor the Shareholder shall directly or indirectly (i) solicit or initiate (including by way of furnishing any information) discussions with or (ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than Purchaser, or its authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction involving the Business or the Assets (the "Acquisition Proposal"), and each of the Seller and Shareholder will instruct its respective officers, directors, advisors and other financial and legal representatives and consultants as applicable, not to take any action contrary to the foregoing provisions of this sentence. Seller and Shareholder will notify Purchaser promptly in writing if any of them become aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with the Seller or Shareholder or their representatives with respect to an Acquisition Proposal.

         Section 5.4. Best Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated herein to be effected on or prior to January 31, 1999, in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

                  (a) Seller and Purchaser shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any federal, state, or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

                  (b) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of any of the transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

                  (c) Each party shall give prompt written notice to the other parties hereto of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or that will or may result in the failure to satisfy any of the conditions specified in Article 6 hereof and (ii) any failure of such party, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (d) Seller and Shareholder will exercise reasonable best efforts and shall cooperate in good faith with Purchaser to secure on or prior to the Closing Date all necessary consents of third parties to the assignment to Purchaser of all Seller Material Contracts, Real Property Leases, Scheduled Leases, Seller Client Contracts and Seller License Agreements included in the Assets as set forth in the Seller Disclosure Letter.

                  (e) Each of the parties hereto agree that with respect to each item appearing on the Seller Disclosure Letter and the Purchaser Disclosure Letter, the Seller or the Purchaser, as the case may be, shall specifically reference the Section or Sections of this Agreement as to which such item relates.

                  (f) Without the prior written consent of Purchaser, Seller will not terminate any employee involved in the operations of the Business if such termination would result in the payment of any amounts pursuant to "change in control" provisions of any employment agreement or arrangement.

         Section 5.5. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the transactions contemplated hereby to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless Seller or Purchaser is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable rule of the NASDAQ/NMS and then only after making a reasonable attempt to comply with the provisions of this Section).

         Section 5.6. Financial Statements. Prior to the Closing Date, Seller shall deliver to Purchaser, as soon as available but in no event later than thirty (30) days after the end of each month, a balance sheet as of the last day of such month and the related statements of income, for the applicable year to date period then ended prepared in accordance with GAAP consistently applied.

         Section 5.7. Supplements to Disclosure Letters. From time to time up to the Closing Date, the Seller and Purchaser will promptly supplement or amend their respective disclosure letters which they have delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such disclosure letter or which is necessary to correct any information in any such disclosure letter which has been rendered inaccurate thereby. No supplement or amendment to any such disclosure letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.2 or 6.3 of this Agreement unless such supplement or amendment is accepted by Purchaser in its absolute and sole discretion in the case of any supplement or amendment to the Seller Disclosure Letter, and by Seller in its absolute and sole discretion in the case of any supplement or amendment to the Purchaser Disclosure Letter.

         Section 5.8.      Liability for Benefits/Withdrawal from Plans.

                  (a) On the Closing Date, Seller shall pay to all of the employees employed in connection with the Business, or to Purchaser on behalf of such employees, all accrued and earned wages, salaries and other compensation and all accrued, earned and unused vacation, sick leave and personal days. In addition, on the Closing Date, Seller shall pay to all of the employees employed in connection with the Business, or to Purchaser on behalf of such employees, the pro rata amount of any commissions or bonuses earned by such employees for the period beginning January 1, 1998 and ending on the Closing Date (such pro rata amount shall include year-end bonuses). Seller shall be responsible for paying all claims of any kind or description whatsoever arising under the Employee Benefit Plans or relating to employment, prior to the Closing Date, of employees employed in connection with the Business.

                  (b) Seller agrees to fully vest all of the employees employed in connection with the Business in their benefits accrued under the MEDCAP 401(k) Profit Sharing Plan and to take appropriate corporate action to terminate such plan prior to or on the Closing Date subject to receipt of a favorable determination letter in connection with such termination. Seller shall request a favorable determination letter from the Internal Revenue Service in connection with such termination and use its reasonable best efforts to obtain the favorable determination letter as soon as practicable after the Closing. Purchaser shall take no role (either before or after the Closing Date) in the plan termination and favorable determination letter request. Purchaser shall offer a 401(k) retirement plan to employees employed in connection with the Business who are offered employment with Purchaser and who satisfy the eligibility requirements under such 401(k) retirement plan, which plan shall recognize employment with the Business as employment with Purchaser for purposes of eligibility and vesting service and shall accept rollover contributions made by or on behalf of such employees attributable to distributions from the MEDCAP 401(k) Profit Sharing Plan; provided, however, that such rollover contributions are made in cash or cash equivalents and do not include loans and that prior to any such rollover contributions, Seller provides to Purchaser an Internal Revenue Service favorable determination letter for the plan in connection with its termination. In addition, Purchaser shall make available to employees employed in connection with the Business who are offered employment with Purchaser those benefits available to similarly situated employees of Purchaser and shall recognize, for eligibility purposes (other than for purposes of Purchaser's employee stock purchase plan), employment with the Business as employment with Purchaser; provided, however, in lieu of Purchaser's welfare benefits, Purchaser and Seller may arrange temporarily for continued coverage of such employees under corresponding welfare plans of Seller, with Purchaser paying the employer's share of premiums under such plans, until such employees are transitioned into applicable Purchaser welfare plans.

                  (c) Seller shall assume full responsibility and liability for offering and providing "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed by Seller and who has experienced a "qualifying event" or is receiving "continuation coverage" on or prior to the Closing Date. "Continuation coverage," "qualified beneficiary," "qualifying event" and "group health plan" shall have the meanings given such terms under
         Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Section 5.9.      Employment Matters.

                  (a) It is Purchaser's current intention to extend offers of employment to substantially all of the employees employed in connection with the Business. As promptly as practicable following the date hereof, Seller shall provide Purchaser with a list setting forth the names, addresses and such other information as Purchaser shall reasonably request concerning the employees of Seller employed in connection with the Business (the "Employees"). Purchaser will consider for employment those Employees who apply for employment with Purchaser and Purchaser will inform Seller no later than five (5) days prior to the Closing of the names of any Employees who will not be offered employment with Purchaser (the "Remaining Seller Employees") and such other infor mation concerning the terms of employment to be offered by Purchaser to the other Employees as Seller shall reasonably request. Any offer of employment pursuant to this Section 5.9(a) shall be within the sole discretion of Purchaser and shall be on such terms and conditions as Purchaser, in its sole discretion, may determine. Nothing herein contained shall obligate Purchaser to employ or offer to employ any current or former employee of Seller, or to employ or offer to employ any such individual at any specific wage or benefit level.

                  (b) Shareholder will use her reasonable best efforts to assist Purchaser in entering into employment agreements in the form attached hereto as Exhibit 5.9(b) (the "Employment Agreements") with the key employees of the Business set forth in the Purchaser Disclosure Letter (the "Key Employees of the Business") on or prior to the Closing Date.

                  (c) No later than one (1) day prior to the Closing, Seller shall notify all

         Employees that their employment with Seller shall terminate at the Closing and Seller shall validly terminate such Employees as of the Closing Date.

                  (d) At the Closing, Seller shall deliver to Purchaser as part of the Assets conveyed hereunder the applicable personnel file for each Employee who Purchaser hires.

                  (e) Purchaser and the Seller agree that Seller shall be responsible for providing any notice required by the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act") or any comparable state or local statutes, rules or regulations as a result of the transactions contemplated hereunder. Purchaser and the Seller do not currently anticipate that any WARN Act notification will be required as a result of the transactions contemplated hereby.

         Section 5.10. Noncompetition and Nonsolicitation Agreement. Seller and the Shareholder agree to execute and deliver to Purchaser the Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit 5.10 on or prior to Closing.

         Section 5.11. Shareholder Employment Agreement. Shareholder and Purchaser agree to execute and deliver the Shareholder Employment Agreement in the form attached hereto as Exhibit 5.11 on or prior to Closing.

         Section 5.12. Books and Records. Purchaser agrees to exercise reasonable efforts to maintain and not to destroy the various books and records associated with the operation of the Business prior to Closing which are delivered by Seller to Purchaser at Closing as part of the Assets for such period of time as is reasonably consistent with Purchaser's record retention policies or as may be required by applicable governmental rules, regulations or directives (but in any event for a period of at least seven (7) years subsequent to the Closing) and to grant the Seller and its agents and representatives reasonable access to such books and records on or after the Closing Date as they shall reasonably request for bona fide purposes and for so long as such books and records are maintained pursuant to the provisions hereof; provided; however, that Purchaser shall be entitled to receive a confidentiality and use agreement from Seller in a form and substance reasonably satisfactory to Purchaser prior to providing Seller with access to such books and records.


                                   ARTICLE 6.

                                   CONDITIONS

         Section 6.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the absence at the Closing of any (i) effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the purchase and sale of the Business and the Assets may not be consummated as herein provided; or (ii) proceeding or lawsuit commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and written notice from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

         Section 6.2. Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the acquisition of the Business and the Assets and to assume the Assumed Obligations shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller and Shareholder set forth in Article 3 of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Performance of Obligations of Seller. Seller and Shareholder shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement.

                  (c) Opinion of Seller's Counsel. Purchaser shall have received an opinion of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation dated the Closing Date, substantially in the form attached hereto as Exhibit 6.2(c).

                  (d) Authorization of Transaction. All corporate action necessary by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  (e) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body, including expiration or termination of the waiting period under the Hart-Scott-Rodino Act, if applicable, required in connection with the execution, delivery and performance of this Agreement, shall have been obtained or made. Seller shall have obtained all necessary consents to assignment, in favor of Purchaser, of all Real Property Leases.

                  (f) Certificates. Seller shall furnish Purchaser with a certificate as to compliance with the conditions set forth in Sections 6.2(a), (b) and (d).

                  (g) Noncompetition and Nonsolicitation Agreement. Each of the Seller and the Shareholder shall have executed and delivered the Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit 5.10.

                  (h) Shareholder Employment Agreement. The Shareholder shall have executed and delivered the Shareholder Employment Agreement.

                  (i) Client Contracts. Seller shall have obtained consents to the assignment of those Seller Client Contracts listed on Exhibit 6.2(i).

         Section 6.3. Conditions to Obligations of Seller. The obligations of Seller to effect the sale of the Business and the Assets and the assignment of the Assumed Obligations shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Article 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Performance of Obligations of Purchaser. The Purchaser shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement.

                  (c) Opinion of Purchaser's Counsel. The Seller shall have received an opinion of King & Spalding, dated the Closing Date, substantially in the form attached hereto as Exhibit 6.3(c).

                  (d) Authorization of Transaction. All corporate action necessary by Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  (e) Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body, including expiration or termination of the waiting period under the Hart-Scott-Rodino Act, if applicable, required in connection with the execution, delivery and performance of this Agreement, shall have been obtained or made.

                  (f) Certificates. Purchaser shall furnish Seller with a certificate as to compliance with the conditions set forth in Sections 6.3(a), (b) and (d).

                  (g) Shareholder Employment Agreement. Purchaser shall have executed and delivered the Shareholder Employment Agreement.

                                   ARTICLE 7.

                                   TERMINATION

         Section 7.1. Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual agreement of the Boards of Directors of the Purchaser and Seller;

                  (b)      by Seller, if the conditions set forth in Sections
         6.1 and 6.3 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Purchaser on or before February 15, 1999; and

                  (c)      by Purchaser, if the conditions set forth in Sections
         6.1 and 6.2 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Seller on or before February 15, 1999.

         Section 7.2. Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         Section 7.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article 7, this Agreement shall forthwith become void and there shall be no liability on the part of any party or its respective officers, directors, or stockholders, except for obligations under Section 5.5,
Section 9.14 and this Section, all of which shall survive the termination. Notwithstanding the foregoing, nothing contained herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.

                                   ARTICLE 8.

                                 INDEMNIFICATION

         Section 8.1. Indemnification Obligations of the Shareholder and Seller. From and after the Closing, each of the Shareholder and Seller, jointly and severally, shall, subject to the limitations set forth in this Article 8 and in accordance with the procedures of Section 8.3, indemnify and hold harmless Purchaser and its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) Any and all liabilities and obligations of the Seller of any nature whatsoever, except the Assumed Obligations;

                  (b) Any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Purchaser Indemnified Party that relate to Seller or the Business to the extent the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of Seller or any affiliate, officer, director, employee, agent, representative or subcontractor of Seller;

                  (c) Any breach of any representation, warranty, covenant, agreement or undertaking made by the Seller or Shareholder in this Agreement or in any certificate, agreement, exhibit or schedule delivered by Seller or Shareholder in connection with the matters contemplated hereby or pursuant to the provisions hereof (collectively, the "Seller Ancillary Documents"); or

                  (d) Any fraud or any knowing and intentional breach of any representation, warranty, covenant, agreement or undertaking made by Seller or Shareholder in this Agreement or the Seller Ancillary Documents.

         The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Purchaser Indemnified Parties described in this Section 8.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Purchaser Losses."

         Section 8.2. Indemnification Obligations of Purchaser. From and after the Closing, Purchaser shall, subject to the limitations set forth in this
Article 8 and in accordance with the procedures set forth in Section 8.3, indemnify and hold harmless the Seller and Shareholder and each of their affiliates, officers, directors, shareholders, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a)      The Assumed Obligations;

                  (b) Any breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or in any certificate, agreement, exhibit or schedule delivered by Purchaser in connection with the matters contemplated hereby or pursuant to the provisions hereof (the "Purchaser Ancillary Documents");

                  (c) Any obligation or liability in respect of the Business arising after the Closing but only to the extent such liability arises out of or relates to any (i) principal event or circumstances which occurs subsequent to the Closing Date or (ii) any action or inaction subsequent to the Closing Date of Purchaser or any affiliate, officer, director, employee, agent, representative or subcontractor of Purchaser; or

                  (d) Any fraud or any knowing and intentional breach of any representation, warranty, covenant, agreement or undertaking made by Purchaser in this Agreement or the Purchaser Ancillary Documents.

         The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Seller Indemnified Parties described in this
Section 8.2 as to which the Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Seller Losses."

         Section 8.3.      Indemnification Procedure.

                  (a) Promptly after receipt by a Purchaser Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party shall notify Purchaser or Seller, whoever is the appropriate indemnifying party hereunder (the "Indemnifying Party"), of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim if, but only if, and only to the extent that, such failure to notify the Indemnifying Party prejudices the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

                  (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's respective affiliates.

                  (c) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement or arbitration in accordance with Section 8.6(c)) and, within five (5) business days of the final determination of the merits and amount of such claim (a "Final Claim"), the Indemnifying Party shall deliver to the Indemnified Party immediately available funds in an amount equal to such Final Claim as determined hereunder.

                  (d) Purchaser shall be entitled to offset the amount of any Final Claim amount due Purchaser or any Purchaser Indemnified Party from Seller or Shareholder under this Article 8 against any and all amounts that Purchaser may owe Seller pursuant to Article 1 hereof, including, but not limited to, any Positive Working Capital Balance, Initial Installment Payment and/or Final Installment Payment.

                  (e) Notwithstanding Section 8.3(d) of this Agreement pertaining to the right of offset against the Initial Installment Payment and/or Final Installment Payment, in the event there is a Final Claim amount due Purchaser or any Purchaser Indemnified Party, Seller and Shareholder may, at their option, defer payment of such Final Claim to Purchaser or the applicable Purchaser Indemnified Party and request that such payment be deducted from the Initial Installment Payment, if such request is made during the twelve month period preceding December 31, 1999 ("Year One"), or from the Final Installment Payment, if such request is made during the twelve month period preceding December 31, 2000 ("Year Two"). To exercise the deferment option, Seller and Shareholder must provide Purchaser with written notice of such intention within two (2) days after determination of the particular Final Claim. Purchaser, on behalf of Purchaser or a Purchaser Indemnified Party, shall acknowledge receipt of the written request of Seller and Shareholder upon receipt of same. The amount of the Final Claim will accrue interest at the rate of Citibank Prime Rate plus one percent (1%) from the date of the request for deferment through the Initial Installment Date, in the case of a request for deferment made during Year One, or through the Final Installment Date, in the case of a request for deferment made during Year Two ("Interest"). On the Initial Installment Date, in the case of a request for deferment occurring in Year One, Purchaser shall deduct the Final Claim amount, plus Interest from any Initial Installment Payment due Seller. If the amount of the Initial Installment Payment is zero, Seller and Shareholder shall immediately remit the amount of the Final Claim plus Interest to Purchaser or the Purchaser Indemnified Party, as the case may be. On the Final Installment Date, in the case of a request for deferment occurring in Year Two, Purchaser shall deduct the Final Claim amount, plus Interest from any Final Installment Payment due Seller. If the amount of the Final Installment Payment is zero, Seller and Shareholder shall immediately remit the amount of the Final Claim plus Interest to Purchaser or the Purchaser Indemnified Party, as the case may be.

         Section 8.4. Claims Period. Except as provided in this Section 8.4, no claim for indemnification under this Agreement may be asserted by an Indemnified Party after the expiration of the appropriate claims period (the "Claims Period") which shall commence on the Closing Date and shall terminate thirty six (36) months after the Closing Date; provided, however, that the Claims Period with respect to: (a) Purchaser Losses arising under Section 8.1(d) shall commence on the date hereof and shall survive and remain in effect until the fifth (5th) anniversary of the Closing Date; and (b) Seller Losses arising under Section 8.2(d) shall commence on the date hereof and shall survive and remain in effect until the fifth anniversary of the Closing Date. No Indemnified Party shall be entitled to make any claim for indemnification hereunder after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, the basis of such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity hereunder with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms hereof.

         Section 8.5. Liability Limits. Notwithstanding anything to the contrary set forth herein:

                  (a) Seller and Shareholder shall only be liable for Purchaser Losses arising hereunder solely to the extent that any such Purchaser Losses exceed, in the aggregate, One Hundred Seventy-Five Thousand Dollars ($175,000.00) (the "Seller Basket Amount"); provided, however, that Purchaser Losses arising under or pursuant to Section 8.1(d) of this Agreement shall not be subject to the Seller Basket Amount, nor shall the amount of any such Purchaser Losses be included with other Purchaser Losses in determining whether such Seller Basket Amount has been reached.

                  (b) The indemnification obligations of the Seller and Shareholder hereunder shall not exceed in the aggregate Five Million Dollars ($5,000,000) (the "Seller's Cap Amount"); provided, however, that Purchaser Losses arising under or pursuant to Section 8.1(d) of this Agreement shall not be subject to the Seller's Cap Amount and there shall be no limitation on the indemnification obligations of the Seller with respect to Purchaser Losses arising under or pursuant to such provisions.

                  (c) For purposes of the indemnification obligations of the Seller under this Article 8 and the applicable representations and warranties of the Seller and Shareholder set forth in Article 3 hereof (but not for purposes of determining the satisfaction of the conditions set forth in Section 6.2(a) and (b) hereof), a Purchaser Loss or series of related Purchaser Losses shall be deemed to have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of the Business, if such Purchaser Loss or series of related Purchaser Losses exceeds Five Thousand Dollars ($5,000); provided, however, that for purposes of determining the satisfaction of the Seller Basket Amount under Section 8.5(a), all representations, warranties, covenants, agreements or undertakings referred to in Section 8.1(c) and (d) hereof shall be read so as to exclude therefrom the term "material" (or similar words of like import) and the effect thereof under this Article 8.

         Section 8.6.      Jurisdiction, Forum and Arbitration.

                  (a) By the execution and delivery of this Agreement, each Indemnifying Party irrevocably designates and appoints each of the parties set forth under its name below as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court in the State of California.

                               SHAREHOLDER AND SELLER:

                                 Marcia Deutsch
                                 1301 Beverly Green Drive
                                 Los Angeles, California 90035

                               PURCHASER:

                                 Patrick B. McGinnis
                                 Chairman, President and Chief Executive Officer Healthcare Recoveries, Inc.
                                 1400 Watterson Tower
                                 Louisville, Kentucky 40218

                  In addition, each party agrees that service of process upon the above-designated individuals shall be deemed in every respect effective service of process upon such Indemnifying Party in any such suit or proceeding. Each such Indemnifying Party further agrees to take any and all action reasonably requested by an Indemnified Party, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the above-designated individuals in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other matter permitted by law.

                  (b) To the extent that any Indemnifying Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Indemnifying Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

                  (c) With the exception of the provisions of Section 8.6(d) of this Agreement, the parties hereto hereby agree that the only appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be any state or federal court in the State of California and each of the parties hereto hereby submits to the personal jurisdiction of any such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                  (d) Arbitration. Notwithstanding any provision herein to the contrary, with the exception of disputes regarding the Initial Installment Payment or the Final Installment Payment which shall be resolved pursuant to Section 1.6(l) of this Agreement, each of Seller, Shareholder and Purchaser agrees to resolve all disputes, controversies or claims under or in connection with this Article 8 or any provisions contained in this Agreement as follows:

                           (i) Seller, Shareholder and Purchaser shall attempt in good faith to resolve promptly any dispute, controversy or claim under or in connection with this Article 8 or any provisions contained in this Agreement by negotiations. If any such dispute, controversy or claim should arise, representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within fourteen (14) days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

                           (ii) If the matter has not been resolved pursuant to negotiations within sixty (60) days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 1.6(l)) conducted by a sole arbitrator in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The arbitrator shall be selected as soon as possible after the delivery of the notice of defense (as defined in the Rules for Arbitration) and in any event, within twenty (20) days thereafter, the parties' representatives shall discuss potential candidates for the arbitrator and shall attempt to select the arbitrator within twenty (20) days of their initial discussion, but may extend the selection process until any party concludes that a deadlock has been reached. In this event, the arbitrator shall be selected by the Center for Public Resources, Inc., in accordance with Rule 6 of the Rules for Arbitration. The arbitrator shall be an individual: (i) who meets the qualifications set forth in Rule 7 of the Rules of Arbitration, (ii) who is an attorney or retired judge and (iii) who has past experience in settling complex litigation involving claims relating to acquisitions, mergers and securities. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon Seller, Shareholder and Purchaser to the maximum extent permitted by law. Each of Seller, Shareholder and Purchaser shall not seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This Agreement to arbitrate is irrevocable. The parties agree that this Agreement involves interstate commerce and that this arbitration provision is therefore subject to and governed by the Federal Arbitration Act.

                           (iii) Any arbitration proceedings shall be conducted in the State of California or at such other location as Seller, Shareholder and Purchaser may agree.

                           (iv) Any arbitration award under this Section 8.6 shall be final and binding, and judgment may be entered on such award by any court having jurisdiction upon application of Seller, Shareholder or Purchaser.

                           (v) Any party to an arbitration proceeding under this Section 8.6 shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrator shall assess the costs of the arbitration proceeding, including its fees, to the parties to the proceeding in such proportions as the arbitrator considers reasonable under the circumstances.

                           (vi)     Notwithstanding anything else in this
                                    Section 8.6 to the contrary, Seller,
                                    Shareholder and Purchaser shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 8.6.

         Section 8.7. Compliance with Bulk Sales Laws. Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Subject to the limitations set forth in Section
8.5 and except for any of the Assumed Obligations the Seller shall indemnify Purchaser from, and hold Purchaser harmless against, any liabilities, damages, costs and expense resulting from or arising out of (a) the parties failure to comply with any such laws in respect of the transactions contemplated by this Agreement and (b) any action brought or levy made as a result thereof.

         Section 8.8.      Sole Remedy; Waiver.

                  (a) Notwithstanding anything herein to the contrary, from and after the Closing Date, the indemnification obligations of Seller and/or Shareholder under this Article 8 shall constitute the sole and exclusive remedy of Purchaser Indemnified Parties against Seller and/or Shareholder for any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to this Agreement from and after the Closing Date; provided, however, the provisions of this Section 8.8(a) shall not limit the rights of the parties hereto to seek specific performance or other equitable remedies pursuant to Section
         7.2 of this Agreement.

                  (b) Notwithstanding anything herein to the contrary, from and after the Closing Date, the indemnification obligations of Purchaser under this Article 8 shall constitute the sole and exclusive remedy of Seller Indemnified Parties against Purchaser for any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to this Agreement from and after the Closing Date; provided, however, the provisions of this Section 8.8(b) shall not limit the rights of the parties hereto to seek specific performance or other equitable remedies pursuant to Section 7.2 of this Agreement.


                                   ARTICLE 9.

                            MISCELLANEOUS PROVISIONS

         Section 9.1. Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made on the date delivered if delivered in person, on the date initially received if delivered by telecopy transmission followed by registered or certified mail confirmation, on the date delivered if delivered by a nationally recognized overnight courier service or on the third (3rd) business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) as follows:

                  TO PURCHASER:

                           Healthcare Recoveries, Inc.
                           1400 Watterson Tower
                           Louisville, Kentucky 40218
                           Attn: Patrick B. McGinnis
                           Telecopy No.: (502) 454-1065

                           with a copy to:

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia 30303
                           Attn: William R. Spalding, Esq.
                           Telecopy No.: (404) 572-5145

                  TO THE SELLER OR THE SHAREHOLDER:

                           Marcia Deutsch
                           1301 Beverly Green Drive
                           Los Angeles, California 90035

                           with copies to:

                           Sanders, Barnet, Goldman, Simons & Mosk, A
                              Professional Corporation
                           1901 Avenue of the Stars
                           Suite 850
                           Los Angeles, California 90067
                           Telecopy No.: (310) 553-2435

                           and

                           Kopple and Klinger, LLP
                           2029 Century Park East
                           Suite 2390
                           Los Angeles, California 90067
                           Telecopy No.: (310) 553-7335

                  or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing.

         Section 9.2. Disclosure Letters and Exhibits. The Seller Disclosure Letter, the Purchaser Disclosure Letter and all Exhibits hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

         Section 9.3. Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in Atlanta, Georgia are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

         Section 9.4. Assignment; Successors in Interest. No assignment or transfer by Purchaser or Seller of their respective rights and obligations hereunder prior to the Closing shall be made except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

         Section 9.5. Investigations; Representations and Warranties. The representations and warranties of Seller, Shareholder and Purchaser set forth in this Agreement shall not be extinguished by the Closing and shall survive the Closing Date for a period of thirty-six (36) months. Notwithstanding anything to the contrary set forth in this Section 9.5, the covenants and agreements of Seller, Shareholder and Purchaser set forth herein shall survive the Closing and shall remain in full force and effect until duly satisfied or performed by the appropriate party hereto. The respective representations and warranties of Purchaser, Seller and Shareholder contained herein or in any certificate, or other document delivered by any party prior to Closing shall not be deemed waived or otherwise affected by any investigation made by a party hereto.

         Section 9.6. Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         Section 9.7. Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits are references to Exhibits to this Agreement and the Seller Disclosure Letter.

         Section 9.8. Seller's Executives; Knowledge. As used in this Agreement, the terms "the best knowledge of the Seller's Executives," "known to the Seller's Executives" or words of similar import used herein with respect to the Seller, the Business or the Assets shall mean the actual knowledge of the Seller's Executives after making reasonable inquiry of the employees or other agents of Seller with knowledge of the subject matter addressed by the statement in which such terms are used. The "Seller's Executives" shall consist of Marcia Deutsch and Gabe Deutsch.

         Section 9.9.      Controlling Law; Integration; Amendment.

                  (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to Delaware's choice of law rules. This Agreement supersedes all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto; provided, however, that nothing herein shall affect the validity of the Confidentiality Agreement dated August 31, 1998 by and between Purchaser, Seller and Shareholder which shall remain in full force and effect.

                  (b) This Agreement may be amended by the parties hereto by or pursuant to action taken by their respective Boards of Directors at any time. Without limiting the foregoing, this Agreement may not be amended, modified or supplemented except by written agreement executed by each of the parties hereto.

         Section 9.10. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         Section 9.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

         Section 9.12. Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto, and their successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement.

         Section 9.13. Waiver. At any time prior to the Closing, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts of any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto;
(iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

         Section 9.14. Fees and Expenses. Except as provided in Section 1.6 hereof, each of Purchaser, Seller and Shareholder shall pay its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, costs and expenses of its accountants and counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.


                                          HEALTHCARE RECOVERIES, INC.


Attest:                                   By:    /s/ Patrick B. McGinnis
                                                 -------------------------------
                                          Title: Chairman and Chief
                                                 -----------------------------
                                                 Executive Officer
                                                 -----------------
By:    /s/ Robert G. Bader
       -----------------------------------
Title: Senior Vice President - Development
       -----------------------------------


                                          MEDCAP MEDICAL COST
                                          MANAGEMENT, INC.


Attest:                                   By:    /s/ Marcia Deutsch
                                                 -------------------------------
                                          Title: President
                                                 -------------------------------
By:    Gabriel Deutsch
       -------------------------------
Title: Spouse
       -------------------------------


                                          SHAREHOLDER


                                          /s/ Marcia Deutsch
                                          --------------------------------------
                                          Marcia Deutsch